   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2000


                                                      REGISTRATION NO. 333-39446
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 6

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              OMNISKY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             DELAWARE                             4812                            77-0516363
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                               1001 ELWELL COURT
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 969-7700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               PATRICK S. MCVEIGH
                            CHIEF EXECUTIVE OFFICER
                              OMNISKY CORPORATION
                               1001 ELWELL COURT
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 969-7700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               Aaron J. Alter, Esq.                               Danielle Carbone, Esq.
               John L. Donahue, Esq.                                Shearman & Sterling
           Richard S. Arnold, Jr., Esq.                       1550 El Camino Real, Suite 100
         Wilson Sonsini Goodrich & Rosati                      Menlo Park, California 94025
             Professional Corporation                                 (650) 330-2200
                650 Page Mill Road
            Palo Alto, California 94304
                  (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          NUMBER OF SHARES       OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED       TO BE REGISTERED         PER SHARE              PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value...       10,465,000              $12.00             $125,580,000          $33,154(2)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
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

                                EXPLANATORY NOTE

     The purpose of this Amendment No. 6 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


    EXHIBIT
    NUMBER
    -------
     1.1**     Form of Underwriting Agreement.
     3.1**     Amended and Restated Certificate of Incorporation of the
               Registrant.
     3.2**     Bylaws of the Registrant.
     3.3**     Form of Amended and Restated Certificate of Incorporation of
               Registrant to be effective upon the closing of this
               offering.
     3.4**     Form of Amended and Restated Bylaws of Registrant to be
               effective upon the closing of this offering.
     3.5**     Certificate of Amendment of the Restated Certificate of
               Incorporation of the Registrant.
     4.1**     Specimen Common Stock Certificate.
     5.1**     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.
    10.1**     Form of Indemnification Agreement between the Registrant and each of its directors and officers.
    10.2**     1999 Stock Plan and form of agreement thereunder.
    10.3**     Form of 2000 Stock Plan.
    10.4**     Form of 2000 Employee Stock Purchase Plan.
    10.5**     Second Amended and Restated Investors Rights Agreement dated
               April 24, 2000.
    10.6**     Lease at 1001 Elwell Court, Palo Alto, CA.
    10.7       Palm Computing Software License dated January 6, 2000.
    10.8+      AT&T Wireless Services Value Added Reseller Agreement dated
               December 2, 1999.
    10.9**     The News Corporation Limited Joint Venture Agreement dated
               April 18, 2000.
    10.10+     Novatel Wireless, Inc. Supply Agreement dated July 15, 1999, as amended in October 1999.
    10.11**    Aether Technologies International, L.L.C. Software License
               Agreement dated August 9, 1999.
    10.12**    Lease at One Market Street, San Francisco, CA.
    10.13+     Tellus Technology Incorporated Supply Agreement.
    10.14      Riverbed Technologies ScoutIT Software License and Services
               Agreement dated November 15, 1999.
    10.15      Aether Software ScoutWeb Software License and Services
               Agreement dated July 7, 2000.
    10.16      America Online, Inc. Common Stock Purchase Agreement dated as of August 31, 2000.
    10.17+     America Online, Inc. Strategic Marketing and Content
               Agreement, dated as of August 31, 2000.
    23.1**     Consent of Independent Accountants.
    23.2       Consent of Counsel (see Exhibit 5.1).
    24.1**     Power of Attorney.
    27.1**     Financial Data Schedules.


---------------
** Previously filed.

 + The registrant is seeking confidential treatment on certain portions of this exhibit from the Commission. The omitted portions have been filed separately with the Commission.


     (b) FINANCIAL STATEMENT SCHEDULES



     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 18th day of September 2000.


                                          OMNISKY CORPORATION

                                          By:    /s/ PATRICK S. MCVEIGH
                                            ------------------------------------
                                                     Patrick S. McVeigh
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


                   SIGNATURE                                  TITLE                        DATE
                   ---------                                  -----                        ----

             /s/ PATRICK S. MCVEIGH                Chief Executive Officer and      September 18, 2000
------------------------------------------------      Chairman of the Board
               Patrick S. McVeigh                 (Principal Executive Officer)

            /s/ LAWRENCE S. WINKLER                  Chief Financial Officer        September 18, 2000
------------------------------------------------  (Principal Financial Officer)
              Lawrence S. Winkler

            /s/ MICHAEL J. MALESARDI                Vice President, Controller      September 18, 2000
------------------------------------------------  (Principal Accounting Officer)
              Michael J. Malesardi

                       *                                     Director               September 18, 2000
------------------------------------------------
                 David S. Oros

                       *                                     Director               September 18, 2000
------------------------------------------------
               Janice M. Roberts

                       *                                     Director               September 18, 2000
------------------------------------------------
               Stephen M. Diamond

                       *                                     Director               September 18, 2000
------------------------------------------------
               Thomas E. Wheeler

                       *                                     Director               September 18, 2000
------------------------------------------------
               Lachlan K. Murdoch


*By /s/ LAWRENCE S. WINKLER
    -----------------------------
          Attorney-in-fact

                                 EXHIBIT INDEX


                                                                             SEQUENTIALLY
    EXHIBIT                                                                    NUMBERED
    NUMBER                       DESCRIPTION OF DOCUMENT                         PAGE
    -------    ------------------------------------------------------------  ------------
     1.1**     Form of Underwriting Agreement.
     3.1**     Amended and Restated Certificate of Incorporation of the
               Registrant.
     3.2**     Bylaws of the Registrant.
     3.3**     Form of Amended and Restated Certificate of Incorporation of
               Registrant to be effective upon the closing of this
               offering.
     3.4**     Form of Amended and Restated Bylaws of Registrant to be
               effective upon the closing of this offering.
     3.5**     Certificate of Amendment of the Restated Certificate of
               Incorporation of the Registrant.
     4.1**     Specimen Common Stock Certificate.
     5.1**     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.
    10.1**     Form of Indemnification Agreement between the Registrant and each of its directors and officers.
    10.2**     1999 Stock Plan and form of agreement thereunder.
    10.3**     Form of 2000 Stock Plan.
    10.4**     Form of 2000 Employee Stock Purchase Plan.
    10.5**     Second Amended and Restated Investors Rights Agreement dated
               April 24, 2000.
    10.6**     Lease at 1001 Elwell Court, Palo Alto, CA.
    10.7       Palm Computing Software License dated January 6, 2000.
    10.8+      AT&T Wireless Services Value Added Reseller Agreement dated
               December 2, 1999.
    10.9**     The News Corporation Limited Joint Venture Agreement dated
               April 18, 2000.
    10.10+     Novatel Wireless, Inc. Supply Agreement dated July 15, 1999, as amended in October 1999.
    10.11**    Aether Technologies International, L.L.C. Software License
               Agreement dated August 9, 1999.
    10.12**    Lease at One Market Street, San Francisco, CA.
    10.13+     Tellus Technology Incorporated Supply Agreement.
    10.14      Riverbed Technologies ScoutIT Software License and Services
               Agreement dated November 15, 1999.
    10.15      Aether Software ScoutWeb Software License and Services
               Agreement dated July 7, 2000.
    10.16      America Online, Inc. Common Stock Purchase Agreement dated as of August 31, 2000.
    10.17+     America Online, Inc. Strategic Marketing and Content
               Agreement, dated as of August 31, 2000.
    23.1**     Consent of Independent Accountants.
    23.2       Consent of Counsel (see Exhibit 5.1).
    24.1**     Power of Attorney.
    27.1**     Financial Data Schedules.


---------------
** Previously filed.

 + The registrant is seeking confidential treatment on certain portions of this exhibit from the Commission. The omitted portions have been filed separately with the Commission.